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                                                                   EXHIBIT 99(E)

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


         We hereby consent to the references to our firm under the captions "Summary--Opinions of Financial Advisors," "The Transaction--Background of Transaction," "The Merger--NorAm's Reasons for the Transaction," and "The Merger--Opinion of NorAm's Financial Advisor" in, and to the inclusion of a copy of our opinion letter as Appendix C to, the Joint Proxy Statement/Prospectus comprising part of the Registration Statement filed by Houston Industries Incorporated and Houston Lighting & Power Company on Form S-4 under the Securities Act of 1933, as amended. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                  INCORPORATED



                                        By:   /s/  CHARLES M. DAVIS, JR.
                                           -------------------------------------
                                        Name:    Charles M. Davis, Jr.
                                        Title:   Director

October 14, 1996